EXHIBIT 99.1

ASHFORD INC.
Second Quarter 2017 Conference Call
August 4, 2017
11:00 a.m. CT

Introductory Comments - Joe Calabrese

Good day everyone and welcome to today’s conference call to review results for Ashford Inc. for the second quarter of 2017 and to update you on recent developments. On the call today will be: Monty Bennett, Chairman and Chief Executive Officer; Deric Eubanks, Chief Financial Officer; and Jeremy Welter, Executive Vice President of Asset Management. The results as well as notice of the accessibility of this conference call on a listen-only basis over the Internet were distributed yesterday afternoon in a press release that has been covered by the financial media.

At this time, let me remind you that certain statements and assumptions in this conference call contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to numerous assumptions, uncertainties and known or unknown risks, which could cause actual results to differ materially from those anticipated. These risk factors are more fully discussed in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements included in this conference call are only made as of the date of this call and the Company is not obligated to publicly update or revise them.

In addition, certain terms used in this call are non-GAAP financial measures, reconciliations of which are provided in the Company’s earnings release and accompanying tables or schedules, which have been filed on Form 8-K with the SEC on August 3, 2017 and may also be accessed through the Company’s website at www.ashfordinc.com. Each listener is encouraged to review those reconciliations provided in the earnings release together with all other information provided in the release. Also, unless otherwise stated, all reported results discussed in this call compare the second quarter of 2017 with the second quarter of 2016.

I will now turn the call over to Monty Bennett. Please go ahead sir.

Introduction - Monty Bennett

We are pleased to present our financial results for the second quarter of 2017. I will begin by reviewing our performance highlights. Afterward, Deric will review our financial results, then Jeremy will provide an overview of our investments in Pure Rooms, OpenKey and J&S as well as other initiatives, and then we will take your questions.

Our strategy is built around our ability to leverage the combined expertise of our management team to both accretively grow our Company and the platforms we advise. I believe we have the most highly aligned, stable and effective management team in the hospitality industry. Our track record of success speaks for itself, as this is the same team that has generated a 147% total shareholder return for Ashford Trust since that company’s IPO in 2003, compared to a 107% return for our peers as of yesterday’s close. Acting like shareholders has always distinguished us from others in our industry. We consider it one of our main competitive advantages and a primary reason for our superior performance.

Ashford currently advises two publicly-traded REIT platforms, Ashford Trust and Ashford Prime, which together have 133 hotels with approximately 29,000 rooms, and over $6 billion of assets as of June 30, 2017.

Ashford has a high-growth, fee-based business model with a diversified platform of multiple fee generators. It is a scalable platform with attractive margins and low capital needs. Additionally, it has a very stable cash flow base as the advisory agreements with the REITs stipulate that the minimum base fee can’t drop by more than 10% from the previous year’s base fee.

Currently, our Company is focused on three areas of growth. First, we would like to accretively grow our existing REIT platforms. To this end, during the quarter, Ashford Prime made significant progress in its strategy of owning luxury hotels and resorts with its acquisition of the Hotel Yountville in Yountville, California. This is Prime’s second acquisition in the Yountville market and is down the street from the Bardessono Hotel & Spa that Prime acquired in 2015. We anticipate that our asset management team, working together with the hotel property manager, will be able to drive bottom-line growth at these two properties which should create significant additional value resulting in incremental fees for the Company.

Second, as part of our growth strategy, we would like to add additional investment platforms, and third, through our hospitality services and products business initiative we are working diligently on opportunities to buy or invest in complementary businesses, such as OpenKey, Pure Rooms and the recently announced acquisition of J&S, through which we leverage our hospitality and asset management expertise to act as an “Accelerator” and position these businesses to quickly generate meaningful growth.

To that end, subsequent to the end of the quarter, in July, we announced an agreement to acquire a majority stake in J&S Audio Visual, a leading integrated single-source audio visual service provider with a well-diversified geographical presence and customer base, for total consideration of approximately $26.1 million - including $4.3 million of Ashford common stock, approximately $700,000 of assumed debt, $10.2 million in term debt financing and approximately $11 million of cash. J&S currently has multi-year contracts in place with approximately 55 hotels and convention centers in addition to regular business representing over 2,500 annual events and productions, 500 venue locations, and 650 clients. Going forward, we expect significant revenue and operational cost synergies not only through further growing the business through J&S’ current sales channels but also with the addition of contracts between J&S and Ashford asset-managed hotels.

During the second quarter, we also announced the acquisition of a controlling interest in a privately held company - Pure Rooms - which is a leading provider of hypo-allergenic rooms in the hospitality space. There is growing demand for health and wellness offerings in the hospitality industry and we are excited to integrate our deep operating experience with the innovation of Pure Rooms. We believe the business case for adopting the Pure Rooms product at hotel properties is compelling and that with our resources and expertise, it is poised for substantial growth in the coming years.

Also, we continue to be excited about our investment in OpenKey, which has grown its hotel subscriber base by approximately 300% year-over-year and grew second quarter revenue by 55% compared to the first quarter of this year. Jeremy will be providing a more detailed update on all of these investments in a few minutes.

We have a revolutionary fee structure in place for Trust and Prime that incentivizes shareholder value creation. With the base fee driven by share price performance, and the incentive fee based on total shareholder return outperformance versus peers, this management team’s primary focus is to maximize returns in our REIT platforms. In June, stockholders of Prime approved an amendment and restatement of our advisory agreement with Prime pursuant to which we received $5 million.

In closing, we are optimistic about the prospects for our two-managed REIT platforms. Additionally, we see great opportunity for this platform to grow and deliver superior returns to our shareholders by both adding additional investment platforms as well as investing in or incubating other hospitality related businesses.

Before turning the call over to Deric, I would like to mention that we have an upcoming Investor Day in New York on October 3. Details for the event will be distributed shortly and we look forward to seeing you there.

I will now turn the call over to Deric to review our financial performance for the second quarter.

Financial Review - Deric Eubanks

Thanks, Monty.

I’d like to point out a few things regarding our second quarter results. Due to a legal restructuring of our organizational structure during the second quarter, we had to write off our deferred tax asset in the quarter. This was a non-cash item related to a one-time event so we have added back this item in calculating our Adjusted net income metric. We do not expect this restructuring to have any effect on our actual cash taxes paid. Also, the receipt of the $5 million payment from Ashford Prime in connection with the amendment to the advisory agreement will be reflected on our income statement in the Advisory Fee revenue line item and will be recognized over the remaining initial term of the advisory agreement.

Net loss attributable to the Company for the second quarter of 2017 was $6.7 million, or $3.85 per diluted share, compared with a net loss of $1.1 million, or $0.71 per diluted share, for the second quarter of 2016.

For the second quarter ended June 30, 2017, base advisory fee revenue and reimbursable expenses were $14.1 million, including $11.3 million from Trust and $2.8 million from Prime.

Adjusted EBITDA for the second quarter was $4.2 million compared with $3.2 million for the second quarter of 2016, reflecting a growth rate of 32%.

Adjusted net income for the second quarter was $4.0 million, or $1.73 per diluted share, compared with $3.9 million, or $1.69 per diluted share, for the second quarter of 2016.

At the end of the second quarter, the Company had approximately $6.3 billion of assets under management from its managed companies and $32.0 million in corporate cash. We had no corporate level debt, no preferred equity and a fully diluted equity market capitalization of approximately $109 million.

Also, as of June 30, 2017, the Company had 2.2 million fully diluted total shares of common stock and units outstanding.

I will now turn the call over to Jeremy to discuss our investment in OpenKey, Pure Rooms, J&S and other initiatives.

Asset Management - Jeremy Welter
Thank you Deric.

As Monty mentioned earlier, growing our service businesses is one of our three strategies for Company growth. To explain this strategy more fully: our Services initiative is a unique investment strategy in the hospitality industry, whereby we strategically invest in operating companies that service the industry and we act similar to an Accelerator to grow these companies. In doing this, we are able to establish synergies for our hotel platforms-providing attractive pricing and higher levels of service than they would otherwise receive from a third-party vendor. We are also able to quickly grow the companies in which we invest in a number of ways: by referring them to the hotels in our REITs, by leveraging our vast industry relationships, and by consulting on best practices.

As part of this effort, subsequent to the end of the second quarter, in late July, we announced that we had agreed to acquire an 85% controlling interest in a privately held company, J&S Audio Visual, for total consideration of approximately $26.1 million. The consideration will include $4.3 million of Ashford common stock, approximately $700,000 of assumed debt, $10.2 million in term debt financing and approximately $11 million of cash. The transaction is expected to close in the third quarter. J&S is a leading provider of an integrated suite of audio visual services, including show & event services, hospitality services, creative services, and design & integration, making the company a leading single-source solution for their clients’ meeting and event needs. J&S currently conducts its business in the United States, Mexico, and the Dominican Republic and has multi-year contracts in place with approximately 55 hotels and convention centers in addition to regular business representing over 2,500 annual events and productions, 500 venue locations, and 650 clients.
With over 30 years of operating history, J&S has grown into a leading integrated single-source audio visual service provider with a well-diversified geographical presence and customer base. The company estimates its customer retention rate to be approximately 90% which highlights the high level of quality customer service, professional production quality, and unique, tailored solutions they provide. Ashford expects significant revenue and operational cost synergies with the addition of contracts between J&S and Ashford asset-managed hotels. Currently, J&S has two contracts in place with Ashford asset-managed hotels and further roll-out of J&S services into Ashford asset-managed hotels should create significant upside potential.
After giving effect to the transaction, Ashford will own approximately an 85% interest in the common equity of J&S. During the twelve months ended April 30, 2017, J&S had Net Income of approximately $1.2 million and Adjusted EBITDA of approximately $5.4 million. The implied total purchase price represents a trailing 12-month Adjusted EBITDA multiple of 5.7x, according to the Company’s preliminary estimates. Ashford believes that the implied total valuation of 5.7x Adjusted EBITDA represents a highly attractive potential return on investment relative to prior comparable transactions with publicly disclosed information.
After J&S becomes the preferred audio visual service provider at most of the planned Ashford Trust and Ashford Prime hotels over the next 2-3 years, Net Income and Adjusted EBITDA are expected to increase by approximately $2.5 million and $5.2 million, respectively. Ashford expects J&S to initially contribute approximately $1.77 to its Adjusted Net Income per diluted share and J&S should add approximately $2.83 to the Company’s Adjusted Net Income per diluted share assuming conservative growth in non-Ashford hotels after they become the preferred audio visual service provider at most of the planned Ashford Trust and Ashford Prime hotels.

I would also like to provide a performance update on our investment in Pure Rooms, a leading provider of hypo-allergenic rooms in the hospitality space. Our investment in Pure Rooms was made at a very attractive 2.9x trailing 12-month Adjusted EBITDA multiple, and that’s off an EBITDA number that we expect to grow significantly over time. We have seen that there is a growing demand for health and wellness offerings in the hospitality industry, and we believe that the investment in Pure Rooms will allow us to bring our industry knowledge and expertise, as well as our managed asset base, to the company in order to optimize growth synergistically. The company currently has contracts in place with approximately 160 hotels representing approximately 2,400 rooms throughout the United States, including 29 Ashford asset-managed hotels. We anticipate that we will be able to drive significant growth and value creation at Pure Rooms by integrating the product into additional Ashford Trust and Ashford Prime hotels that we asset manage.

Additionally, we believe our ability to leverage both external and internal relationships will improve the performance of Pure Rooms at existing hotels while also enhancing the branding and value proposition.

Through strategic partnerships with industry peers, we will look to optimize both guest-facing and business-facing aspects of the company. Automated reporting will improve operational efficiencies, timeliness, and accuracy while removing the current manual processes from property management’s hands. In addition, uniform reporting standards are expected to provide the benchmarks necessary to achieve a return on investment. We are also helping optimize hotel marketing and awareness through enhanced website layout and descriptions, which need to be standardized across brands and channels. Training property-level revenue management to properly market the product with online travel agencies as well as manage inventory in order to force-sell the rooms is another initiative on which we are collaborating. Improving the physical purifier itself in terms of quality, performance, and customizability is currently in process. Finally, we are leveraging our relationships within the industry to increase sales deployment, with the intention of leveraging our brand relationships to possibly deploy Pure Rooms across entire brands by implementation as a brand standard.

After inclusion of all planned Ashford Trust and Ashford Prime hotels in the Pure Rooms program over the next 24 months and without any additional growth, Adjusted EBITDA and Net Income are expected to increase by approximately $257,000 and $434,000, respectively. Ashford expects Pure Rooms to initially contribute approximately $0.07 to its Adjusted Net Income per share and Pure Rooms should add approximately $0.15 to the Company’s Adjusted Net Income per share after all planned Ashford Trust and Ashford Prime hotels are included in the Pure Rooms program, without any other growth.

Finally, we continue to be excited about our investment in the hospitality focused mobile key platform named OpenKey. OpenKey is the universal smartphone app for keyless entry into hotel guestrooms. We believe this product will drive increased adoption among hotel owners and guests alike, as consumers have clearly indicated a strong preference for aggregation of app content and universal functionality. OpenKey signed an exclusive deal with Preferred Hotels, the world’s largest independent hotel brand, making OpenKey the preferred mobile key provider to over 650 hotels worldwide. In addition, OpenKey has secure interfaces with major global lock manufacturers, including four of the largest: Assa Abloy, Kaba, Salto, and Miwa, making OpenKey the most universal mobile key platform in terms of interfacing with lock manufacturers.

There is significant growth potential for OpenKey given the many independent hotels that need a mobile key solution. Not only are there millions of rooms globally that need a mobile key solution, but OpenKey currently has little competition in this space. OpenKey boasts universal Property Management Software integration, and they are also rolling out the ability to directly connect with RMS and Springer-Miller Systems, two large Property Management Software companies. Springer-Miller Systems are currently used in approximately 700 independent hotels.

There have been exciting recent developments regarding OpenKey’s progress. First, deployments of their technology are quickly ramping up and are expected to reach an estimated 20,000 rooms deployed and an estimated 35,000 rooms under contract over the next 12-18 months. Next, the platform is gaining traction internationally. The office in Guadalajara, Mexico, has been instrumental for growth in Mexico, Costa Rica, and Colombia while the home office and independent resellers serve the United States, United Kingdom, Singapore, Indonesia, Australia, and Canada. Finally, sales demonstrations and signed contracts are at an all-time high with the second quarter surpassing the record-setting first quarter resulting in 55% revenue growth in the second quarter compared to the first quarter.

We are also very active in evaluating additional investments in operating companies and we are hopeful to share some more details on that front in the upcoming quarters.

That concludes our prepared remarks and we will now open the call up to your questions.

Monty Bennett

Thank you for joining us on our second quarter earnings call and we look forward to speaking with you again on our next call as well as at our 2017 Investor Day in New York on October 3rd.